Exhibit 10.1

ARTEMIS THERAPEUTICS INC.

UNSECURED PROMISSORY NOTE

Principal Amount: USD $______

Original Issuance Date: May 15, 2019

FOR VALUE RECEIVED Artemis Therapeutics Inc., a Delaware corporation (the "Company"), promises to pay to _________ ("Holder"), the principal amount of ________ dollars (USD $______) together with all accrued but unpaid interest, or such lesser amount as shall equal the then outstanding principal amount hereof together with all accrued but unpaid interest thereon, payable on June 30, 2021 (the "Maturity Date").

The following is a statement of the rights of the Holder of this promissory note (the "Note") and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.          Interest.

     (a)          Interest shall accrue on the original Principal Amount of this Note from the Original Issuance Date through the Maturity Date at the rate of six percent (6%) per annum, except as set forth herein in connection with an Event of Default (as hereinafter defined).

     (b)          From and after the Maturity Date or upon the occurrence and during the continuance of an Event of Default (as hereinafter defined) that is not remedied within the applicable cure period, interest shall accrue on the unpaid principal balance during any such period at an annual rate  equal to seven percent (7%) plus the interest rate set forth in Section 1(a) herein ("Default Rate"), provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this subsection (b) shall be immediately due and payable by the Company to the Holder upon demand and shall be additional indebtedness evidenced by this Note.

     (c)          Interest on this Note shall be calculated on the basis of a 365-day year and the actual number of days elapsed in any portion of a month in which interest is due. If any payment to be made by the Company hereunder shall become due on a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the United States, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

    (d)         Notwithstanding anything to the contrary contained herein, in no event shall this or any other provision herein permit the collection of any interest which would be usurious under applicable law.  If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid under this Note shall include amounts which by law are deemed interest and which would exceed the maximum rate permitted by law, the Company stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Holder and the Company or the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (only to the extent such payments are in excess of the maximum rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to the Company.

2.          Event of Default.

  (a)          For purposes of this Note, an "Event of Default" means:

  (i)           the Company shall default in any payment of principal and/or accrued interest on this Note within ten (10) business days following the date upon which the relevant payment is due under this Note; or

  (ii)          the Company shall (a) become insolvent; (b) admit in writing its inability to pay its debts generally as they mature; (c) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (d) apply for or consent to the appointment of a trustee, liquidator, receiver or similar official for it or for a substantial part of its property or business; or

  (iii)         a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

  (iv)        any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

  (v)          bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within sixty (60) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding.

  (b)        Upon the occurrence of an Event of Default, the entire unpaid and outstanding indebtedness due under this Note shall be immediately due and payable following notice by the Holder (save for an Event of Default under sub-section (iii) or under subsection (v) if instituted by the Company, in which such case no prior notice will be required), and the Holder shall be able to undertake any and all remedies available to it under this Note and applicable law.

  (c)        As soon as possible and in any event within two business days after the Company becomes aware that an Event of Default has occurred, the Company shall notify the Holder in writing of the nature, extent and time of and the facts surrounding such Event of Default, and the action, if any, that the Company proposes to take with respect to such Event of Default.

3.          Miscellaneous.

      (a)        Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company and, in the case of mutilation, on surrender and cancellation of this Note (or what remains thereof), the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date of this Note.

  (b)        Payment. All payments under this Note shall be made in United States Dollars no later than 5:30 pm, Eastern Time, on the date on which such payment is due, by wire transfer of immediately available funds to the account identified by the Holder.

  (c)        Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

  (d)        Waiver and Amendment. Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

  (e)        Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served or (ii) transmitted by hand delivery, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company, to:

Artemis Therapeutics Inc.
18 East 16th Street, Suite 307
New York, NY 10003
Attention: Chief Financial Officer

                  If to the Holder: [_______]

  (f)         Expenses; Attorneys’ Fees. If action is instituted to enforce or collect this Note, the Company undertakes to pay or reimburse all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the Holder in connection with such action.

  (g)        Successors and Assigns. This Note may be assigned or transferred by the Holder with the written consent of the Company, and this Note may be assigned or transferred by the Company with the written consent of the Holder.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.  Upon assignment hereof, in whole or in part, the Company shall execute and deliver, in lieu of this Note, a new note or notes executed in the same manner as this Note, in the same principal amounts as the unpaid principal amounts of this Note as so assigned, or retained, as the case may be, dated the date of such assignment.

  (h)        No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of either party, any right, option, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, option, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, option, remedy, power or privilege.  The rights, options, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, options, remedies, powers and privileges provided by law.

  (i)         Severability. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

  (i)         Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review, and edit the language of this Note and that no presumption for or against any party arising out of drafting all or any part of this Note will be applied in any dispute relating to, in connection with, or involving this Note.  Accordingly, the parties hereto hereby waive the benefit of any rule of law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

  (j)         Governing Law; Jurisdiction.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. The parties to this Note irrevocably submit to the exclusive jurisdiction of the competent courts of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non-conveniens.  THE COMPANY AND HOLDER WAIVE TRIAL BY JURY.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written by its duly authorized officer.

ARTEMIS THERAPEUTICS INC.

By:	/s/
Name
Title

[Company signature page to Promissory Note]

Receipt acknowledged:

Name of Holder:
____________

By: __________________________

Name:

Title:

[Holder signature page to Promissory Note]